UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2013, Frederick J. Morganthall, II resigned as a director of Spartan Stores, Inc. (the “Company”). In a letter to the Company, Mr. Morganthall stated that the reason for his resignation is the proposed merger of The Kroger Co. (“Kroger”) with Harris Teeter Supermarkets, Inc., for which Mr. Morganthall serves as President and Chief Operating Officer. The letter states that Mr. Morganthall anticipates being employed by Kroger following the completion of the proposed merger, and because Kroger competes with Spartan Stores and its subsidiaries in certain markets, the pending merger may create a conflict of interest. The letter further states that the resignation is not due to any disagreement with the Company or any executive officer or associate of the Company on any matter relating to the operations, policies or practices of the Company or its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2013	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer